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EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT



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NAME                                                          STATE OF INCORPORATION
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

SVS Trucking, Inc.                                                     Minnesota

ShopKo Properties, Inc.                                                Minnesota

ShopKo Ventures - Duluth, Inc.                                         Minnesota

Penn-Daniels, Incorporated                                             Delaware

SKO Holdings, Inc.                                                     Delaware

Pamida Holdings Corporation                                            Delaware

Pamida, Inc.                                                           Delaware

Pamida Transportation Company                                          Nebraska

Pamida Foundation                                                      Nebraska (non-profit)

P.M. Place Stores Company                                              Missouri

Place's Associates' Expansion, LLC                                     Missouri
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